Exhibit 99.1
Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications Inc. (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES THIRD QUARTER 2005
FINANCIAL RESULTS
Company Approaches Profitability; Narrows Loss to $0.02 per Share

FREMONT, Calif., Oct. 26, 2005 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the third quarter ended Sept. 30, 2005.

Net revenues in the third quarter of 2005 were $20.0 million, compared with net revenues of $18.6 million in the second quarter of 2005. The gross margin in the third quarter of 2005 was 56.5 percent, compared with 48.7 percent in the prior quarter.

The net loss in the third quarter of 2005 was $822,000, or $0.02 per share, compared with a net loss of $3.7 million, or $0.10 per share, in the second quarter of 2005.

"During the third quarter, we increased our revenues, improved our gross margin and reduced our expenses compared with the second quarter. As a result, we narrowed our net loss significantly," said Faraj Aalaei, co-founder and CEO of Centillium. "In addition to this drive towards profitability, we continued to make progress in our geographic and product diversification. The third quarter revenues from our customers outside of Japan increased to 45% of total revenues and non-DSL revenues increased to 27% of total revenues.

"We announced during the third quarter that NETGEAR, Inc., a network equipment manufacturer, has chosen our newest Atlanta™ system-on-chip (SoC) solutions to deliver its next-generation consumer Voice-over-Internet-Protocol (VoIP) platform to the consumer and small business markets. Atlanta's high-performance routing and throughput delivers superior voice quality, while its versatile, configurable software facilitates cost-efficient, quick time-to market," said Aalaei.

A conference call to review the third quarter 2005 financial results will follow this release at 2:45 p.m. Pacific time/5:45 p.m. Eastern time. To listen to the call, please dial (210) 234-0002, pass code: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately one week. To access the replay, dial (402) 220-5214. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

This press release includes statements that are forward-looking statements within the meaning of U.S. federal securities laws. For example, this press release speaks to Centillium's ongoing focus on increasing revenues, improving gross margins and controlling expenses and the benefits, capabilities, significance and expected success of Centillium's recently announced products, solutions and relationships. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially DSL, FTTP and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; Centillium's ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of Centillium's products; the timing of customer-industry qualification and certification of Centillium's products and the risks of non-qualification or non-certification; Centillium's ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in Centillium's product or customer mix; the satisfactory completion of the audits of Centillium's financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the effectiveness of Centillium's expense and product cost control and reduction efforts; and Centillium's ability to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel.  Centillium undertakes no obligation to update forward-looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

Centillium Communications, Palladia, Entropia and the Centillium Logo are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

CENTILLIUM COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(In thousands, except per share data)		(In thousands, except per share data)
Net revenues	$19,993	$20,368	$55,836	$54,740
Cost of revenues	8,690	10,281	26,987	29,179
Gross profit	11,303	10,087	28,849	25,561
Operating expenses:
Research and development	7,399	11,958	22,299	39,780
Selling, general and administrative	5,135	5,924	18,449	17,775
Total operating expenses	12,534	17,882	40,748	57,555
Operating loss	(1,231)	(7,795)	(11,899)	(31,994)
Interest income, net	448	219	1,128	791
Loss before provision for income taxes	(783)	(7,576)	(10,771)	(31,203)
Provision for income taxes	39	37	120	109
Net loss	$(822)	$(7,613)	$(10,891)	$(31,312)

Basic and diluted net loss per share	$(0.02)	$(0.20)	$(0.28)	$(0.82)

Shares used to compute basic and diluted net loss per share	39,427	38,340	39,105	38,099

CENTILLIUM COMMUNICATIONS, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30,	December 31,
	2005	2004
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$43,522	$31,996
Short-term investments	15,544	30,195
Accounts receivable - net of allowance for doubtful accounts of $167 at September 30, 2005 and $151 at December 31, 2004	3,981	5,348
Inventories	5,521	6,100
Prepaids and other current assets	2,165	1,225
Total current assets	70,733	74,864
Property and equipment, net	4,029	6,528
Other assets	852	553
Total assets	$75,614	$81,945
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,776	$5,599
Accrued payroll and related expenses	4,141	3,364
Accrued liabilities	19,087	16,786
Total current liabilities	28,004	25,749
Other long-term liabilities	1,599	864
Stockholders' equity:
Common stock; $0.001 par value:
Authorized shares: 100,000,000; Issued and outstanding shares: 39,716,086 at September 30, 2005, 38,810,001 at December 31, 2004	40	39
Additional paid-in capital	246,108	244,493
Accumulated deficit	(200,046)	(189,155)
Deferred compensation	(40)	-
Accumulated other comprehensive loss	(51)	(45)
Total stockholders' equity	46,011	55,332
Total liabilities and stockholders' equity	$75,614	$81,945